EXHIBIT 3.02

[As last amended
on August 17, 2022]

AMENDED AND RESTATED

BY-LAWS

OF

CSG SYSTEMS INTERNATIONAL, INC.

(A Delaware Corporation)

TABLE OF CONTENTS

Page

ARTICLE I – CORPORATE OFFICES		1
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1
ARTICLE II – MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS	1
2.2	ANNUAL MEETING	1
2.3	SPECIAL MEETING	1
2.4	NOTICE OF MEETINGS OF STOCKHOLDERS	2
2.5	ADJOURNED MEETING	2
2.6	QUORUM	2
2.7	CONDUCT OF BUSINESS	2
2.8	VOTE REQUIRED	2
2.9	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	3
2.10	PROXIES	4
2.11	RECORD DATE	4
2.12	WAIVER OF NOTICE	4
2.13	ADVANCE NOTICE OF STOCKHOLDER NOMINEES	4
2.14	ADVANCE NOTICE OF STOCKHOLDER BUSINESS	5
2.15	REGISTERED STOCKHOLDERS	6
2.16	NOTICE BY ELECTRONIC TRANSMISSION	6
ARTICLE III – DIRECTORS		7
3.1	POWERS	7
3.2	NUMBER OF DIRECTORS	7
3.3	ELECTION, QUALIFICATION, AND TERM OF OFFICE OF DIRECTORS	8
3.4	RESIGNATION AND VACANCIES	8
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	8
3.6	REGULAR MEETINGS	8
3.7	SPECIAL MEETINGS; NOTICE	9
3.8	QUORUM	9
3.9	WAIVER OF NOTICE	9
3.10	BOARD OR COMMITTEE ACTION BY WRITTEN CONSENT WITHOUT A MEETING	10
3.11	FEES AND COMPENSATION OF DIRECTORS	10
3.12	APPROVAL OF LOANS TO OFFICERS	10
3.13	REMOVAL OF DIRECTORS	10

i

Page

ARTICLE IV – COMMITTEES		10
4.1	COMMITTEES OF DIRECTORS	10
4.2	COMMITTEE MINUTES	11
4.3	MEETINGS AND ACTION OF COMMITTEES	11
ARTICLE V – OFFICERS		11
5.1	TITLES AND ELECTION	11
5.2	TERM OF OFFICE	12
5.3	RESIGNATION	12
5.4	REMOVAL	12
5.5	CHAIR OF THE BOARD	12
5.6	PRESIDENT	12
5.7	CHIEF EXECUTIVE OFFICER	13
5.8	EXECUTIVE VICE PRESIDENT	13
5.9	SECRETARY	13
5.10	CHIEF FINANCIAL OFFICER	13
5.11	ASSISTANT AND OTHER OFFICERS	14
5.12	DESIGNATED SENIOR VICE PRESIDENTS AND VICE PRESIDENTS	14
ARTICLE VI – INDEMNITY		14
6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	14
6.2	INDEMNIFICATION OF OTHERS	15
6.3	EXPENSES	15
6.4	INSURANCE	15
6.5	CONTINUATION AFTER TERMINATION OF POSITION	15
6.6	DEFINITIONS	16
ARTICLE VII – STOCK CERTIFICATES		16
7.1	STOCK CERTIFICATES	16
7.2	SPECIAL DESIGNATIONS ON CERTIFICATES	16
7.3	LOST CERTIFICATES	16
7.4	TRANSFER OF SHARES	17
ARTICLE VIII – FORUM SELECTION		17
ARTICLE IX – AMENDMENTS		17

ii

AMENDED AND RESTATED

BY-LAWS

OF

CSG SYSTEMS INTERNATIONAL, INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of the corporation in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2 OTHER OFFICES

The board of directors may establish other offices at any time at any place or places where the corporation is qualified or permitted to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders may be held at any place, either within or outside of the State of Delaware, designated for such purpose by or at the direction of the board of directors or by means of remote communication, as provided under Section 211 of the General Corporation Law of the State of Delaware (or successor provision). In the absence of any such designation, meetings of stockholders shall be held at the registered office of the corporation in Delaware.

2.2 ANNUAL MEETING

An annual meeting of stockholders shall be held each year on a date and at a time designated by or at the direction of the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

2.3 SPECIAL MEETING

A special meeting of stockholders may be called at any time by the board of directors, the chair of the board, or the president. Except as otherwise expressly provided in these by-laws, no other person or persons may call a special meeting of stockholders. No business may be conducted at a special meeting of stockholders other than the business brought before the meeting by the board of directors, the chair of the board, or the president.

2.4 NOTICE OF MEETINGS OF STOCKHOLDERS

Written notice of a meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be provided in the notice. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5 ADJOURNED MEETING

When a meeting of stockholders is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6 QUORUM

A majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, a quorum is not present or represented at any meeting of stockholders, then either (i) the chair of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as otherwise provided in Section 2.5, until a quorum is present in person or represented by proxy.

2.7 CONDUCT OF BUSINESS

Subject to any applicable requirements of the General Corporation Law of the State of Delaware, the chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting.

2.8 VOTE REQUIRED

When a quorum is present at a meeting of stockholders, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter of the vote shall be the act of the stockholders in all matters other than the election of directors. When a quorum is present at a meeting of stockholders, directors shall be elected by a majority of the votes of the shares cast in the election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected (a “contested election”), directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 2.8 of these by-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). Subject to the quorum requirements of Section 2.5, where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

If an incumbent member of the board of directors is a nominee for director in an election that is not a contested election, and that person fails to receive a majority of the votes cast in favor of his or her election, then that person must submit his or her resignation to the full board of directors promptly following the certification of the vote. The board of directors, minus the impacted director(s), shall diligently review and make a final determination on the matter in accordance with the procedures set forth in the corporate governance guidelines of the corporation. There shall be a presumption that any resignation submitted under the circumstances described herein shall be accepted unless there is a compelling reason for the director to remain on the board of directors.

2.9 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation of the corporation, any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for purposes of these by-laws to the extent permitted by law. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given in accordance with the requirements of the General Corporation Law of the State of Delaware.

2.10 PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

2.11 RECORD DATE

In a manner consistent with the provisions of Section 213 of the General Corporation Law of the State of Delaware (or successor provision), the board of directors may fix a record date for any of the purposes specified in such Section 213. If no record date is fixed by the board of directors for any of such purposes, then the record date for such purpose shall be as provided in such Section 213.

2.12 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation, or these by-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting of stockholders for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation of the corporation or these by-laws.

2.13 ADVANCE NOTICE OF STOCKHOLDER NOMINEES

Nominations of persons for election to the board of directors may be made at a meeting of stockholders either by or at the direction of the board of directors or by any stockholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Section 2.13. A stockholder who desires to nominate a person for election to the board of directors at a meeting of stockholders and who is eligible to make such nomination must give timely written notice of the proposed nomination to the secretary of the corporation. To be timely, a stockholder’s notice given pursuant to this Section 2.13 must be received at the principal executive office of the corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the corporation released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement or if the forthcoming meeting is not an annual meeting of stockholders, then to be timely such stockholder’s notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of the corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the corporation. Such stockholder’s notice to the secretary of the corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which then are beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the corporation, and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the stockholder giving the notice (i) the name and address, as they appear in the stock records of the corporation, of such stockholder, (ii) the class and number of shares of capital stock of the corporation which then are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the corporation. At the request of the board of directors, any person nominated by or at the direction of the board of directors for election as a director of the corporation shall furnish to the secretary of the corporation the information concerning such nominee which is required to be set forth in a stockholder’s notice of a proposed nomination. No person shall be eligible for election as a director of the corporation unless nominated in compliance with the procedures set forth in this Section 2.13. The chair of a meeting of stockholders shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Section 2.13, and such defective nomination shall be disregarded.

2.14 ADVANCE NOTICE OF STOCKHOLDER BUSINESS

At an annual meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be (a) as specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before an annual meeting by a stockholder must be appropriate for stockholder action and shall not be considered properly brought if the stockholder has not given timely written notice thereof to the secretary of the corporation. To be timely, a stockholder’s notice of business to be brought before an annual meeting must be received at the principal executive office of the corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the corporation released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, then to be timely such stockholder’s notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming annual meeting was mailed or given to stockholders by or on behalf of the corporation or (b) the day on which public disclosure of the date of the forthcoming annual meeting was made by or on behalf of the corporation. Such stockholder’s notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for transacting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the corporation which then are beneficially owned by such stockholder, (iv) any material interest of such stockholder in such business, and (v) any other information required by law or regulation to be provided by such stockholder in such stockholder’s capacity as a proponent of a stockholder proposal. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in compliance with the procedures set forth in this Section 2.14 The chair of the annual meeting of stockholders shall, if the facts warrant, determine at the meeting that business was not properly brought before the meeting in compliance with the provisions of this Section 2.14; and, if such chair shall so determine, then he or she shall so declare at the meeting, and any such business not properly brought before the meeting shall not be transacted.

2.15 REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize a person registered as the owner of shares on the stock ledger of the corporation as the sole person entitled to receive dividends on such shares and to vote such shares and shall not be obligated to recognize for any purpose any equitable or other interest in or claim to such shares on the part of another person, whether or not the corporation has express or other notice thereof, except as otherwise provided in the General Corporation Law of the State of Delaware.

2.16 NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation, or the by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. A corporation may give a notice by electronic mail without obtaining the consent noted herein. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the corporation.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that: the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation; and such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice;

(c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice;

(d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Notice by a form of electronic transmission shall not apply when prohibited by the General Corporation Law of the State of Delaware.

ARTICLE III
DIRECTORS

3.1 POWERS

Subject to the provisions of the General Corporation Law of the State of Delaware and to any limitations contained in the certificate of incorporation of the corporation or these by-laws, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS

The board of directors shall consist of not fewer than five (5) members and not more than thirteen (13) members, the exact number of authorized directors within such range to be fixed from time to time by a resolution of the board of directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the board of directors.

3.3 CLASSES, ELECTION, AND TERM OF OFFICE OF DIRECTORS

The directors shall be divided into three classes for the purpose of determining their terms of office. Each such class shall consist, as nearly as possible, of one-third of the total number of directors fixed by the board of directors. At the annual meeting of stockholders held in 1997, one class of directors (designated as Class I) shall be elected for a term expiring at the annual meeting of stockholders held in 1998, one class of directors (designated as Class II) shall be elected for a term expiring at the annual meeting of stockholders held in 1999, and one class of directors (designated as Class III) shall be elected for a term expiring at the annual meeting of stockholders held in 2000. At each succeeding annual meeting of stockholders, beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the board of directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class. No reduction in the authorized number of members of the board of directors shall have the effect of removing any director from office before that director’s term of office expires. Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of the class of directors to which such director belongs and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal from office for cause.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation. When a director so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy with the vote thereon to take effect when such resignation becomes effective. Vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of members of the board of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

Unless otherwise restricted by the certificate of incorporation of the corporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as the board of directors from time to time shall determine.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board, the president, or any two (2) directors. Notice of the time and place of special meetings of the board of directors shall be delivered personally or by telephone, electronic mail or other electronic transmission to each director or sent by first-class mail, overnight express delivery addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, electronic mail or other electronic transmission, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. If the notice is delivered by electronic mail or other electronic transmission, the person giving the notice shall use reasonable efforts to confirm the receipt of such transmission.  Any oral notice delivered personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the purpose of the meeting.

3.8 QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business; and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by the certificate of incorporation of the corporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of the corporation, or these by-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting of the board of directors for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors, or of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation of the corporation or these by-laws.

3.10 BOARD OR COMMITTEE ACTION BY WRITTEN CONSENT WITHOUT A
MEETING

Unless otherwise restricted by the certificate of incorporation of the corporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee, as the case may be. Electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a director, shall be deemed to be written, signed, and dated for purposes of these by-laws to the extent permitted by law. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

3.11 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation of the corporation, the board of directors shall have the authority to fix the compensation of directors.

3.12 APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any subsidiary, including any officer or employee who is a director of the corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty, or assistance reasonably may be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this Section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13 REMOVAL OF DIRECTORS

Any director or the entire board of directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least seventy-five (75%) of the voting power of all outstanding shares of capital stock then entitled to vote in an election of directors, voting as a single class.

ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, with each such committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these by-laws and as permitted by the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority of the board of directors in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any by-law of the corporation.

4.2 COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report its actions to the board of directors when required by the board of directors or when the committee otherwise may deem appropriate.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these by-laws, with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees also may be called by resolution of the board of directors and by the chair of the committee, and that notice of special meetings of committees also shall be given to all alternate members of the committee, who shall have the right to attend all meetings of the committee. The board of directors may appoint the chair of any committee and may adopt rules for the governance and procedures of any committee not inconsistent with the provisions of these by-laws. If the board of directors does not appoint a chair of any committee or does not adopt rules for the governance and procedures of any committee, then the members of such committee may do so.

ARTICLE V
OFFICERS

5.1 TITLES AND ELECTION

The corporation shall have as elected officers a chair of the board, a chief executive officer, a president, a secretary, and a chief financial officer, who shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as practicable or whenever there is a vacancy in any such office. The board of directors also may elect a vice chair of the board and one or more executive vice presidents (the number thereof to be determined by the board of directors) at any time. The board of directors shall designate either the chair of the board or the president as the chief executive officer of the corporation and may designate as the chief operating officer of the corporation an elected officer who is not the chief executive officer. Unless the certificate of incorporation of the corporation provides otherwise, any number of elective offices may be held by the same person. The chair of the board and any vice-chair of the board shall be elected from among the members of the board of directors.

5.2 TERM OF OFFICE

Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

5.3 RESIGNATION

An elected officer may resign at any time upon written notice to the corporation. An elected officer’s resignation shall be effective when the notice is delivered to the corporation unless the notice specifies a later effective date. If an elected officer’s resignation is made effective at a later date and the corporation accepts the future effective date, then the board of directors may fill the pending vacancy before such effective date if the board of directors provides that the successor shall not take office until such effective date. An elected officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.

5.4 REMOVAL

The board of directors may remove any elected officer at any time with or without cause, but such removal shall not affect the officer’s contract rights, if any, with the corporation.

5.5 CHAIR OF THE BOARD

The chair of the board shall, when present, preside at all meetings of stockholders and of the board of directors. The chair of the board shall have such other powers and perform such other duties as the board of directors may assign to him or her from time to time. The chair of the board may sign any document or instrument which the board of directors has authorized to be executed on behalf of the corporation unless such action has been expressly assigned by the board of directors or these by-laws to some other officer or agent of the corporation or is required by law to be done otherwise.

5.6 PRESIDENT

Unless the president is the chief executive officer of the corporation, the president shall have such powers and authorities and perform such duties as the chief executive officer or the board of directors may assign to him or her from time to time. The president may sign any document or instrument which the board of directors has authorized to be executed on behalf of the corporation unless such action has been assigned by the board of directors or these by-laws to some other officer or agent of the corporation or is required by law to be done otherwise. Unless otherwise provided by the board of directors, whenever the chair of the board is unable to serve or the position of chair of the board is vacant, the president also shall perform all duties, exercise all powers, and have all authorities of the chair of the board.

5.7 CHIEF EXECUTIVE OFFICER

Subject to the direction of the board of directors, the chief executive officer shall (i) actively oversee and direct the business and affairs of the corporation and (ii) perform all duties incident to the position of chief executive officer of a corporation and such other duties as the board of directors may assign to him or her from time to time. Unless otherwise directed by the board of directors, the chief executive officer, either directly or by proxy, may vote and exercise all other rights with respect to (i) the shares of another corporation standing in the name of or beneficially owned by the corporation and (ii) the record or beneficial ownership interests of the corporation in another entity other than a corporation. The chief executive officer shall report directly to the board of directors and, in a manner consistent with the responsibilities of the chief executive officer set forth in this by-law, may delegate any of his or her duties, powers, and authorities to any other officer or employee of the corporation. Unless otherwise provided by the board of directors, whenever the chair of the board is the chief executive officer but is unable to serve as chief executive officer or whenever the position of chief executive officer is vacant, the president also shall perform all duties, exercise all powers, and have all authorities of the chief executive officer.

5.8 EXECUTIVE VICE PRESIDENT

An executive vice president shall assist the chair of the board, the chief executive officer, and the president in the administration of the corporation’s business and affairs with respect to such matters and with such powers, duties, and authorities as the chief executive officer, the president, or the board of directors may assign to him or her from time to time. The board of directors may supplement the title of an executive vice president with words which are descriptive of the duties assigned to such executive vice president.

5.9 SECRETARY

The secretary shall (i) record the proceedings of meetings of stockholders and of the board of directors in a book to be kept for that purpose, (ii) give or cause to be given all notices in accordance with the provisions of these by-laws or as required by law, except that notices of special meetings of directors called by two (2) directors may be given by such directors, (iii) be custodian of the corporate records and the seal (if any) of the corporation, (iv) keep or cause to be kept a register of the address of each stockholder as furnished to the corporation by such stockholder, (v) have general supervision of the stock transfer books of the corporation, (vi) authenticate records of the corporation, (vii) generally have all powers and authorities and perform all duties incident to the office of secretary, and (viii) have such other powers and authorities and perform such other duties as the chief executive officer, the president, or the board of directors may assign to him or her from time to time.

5.10 CHIEF FINANCIAL OFFICER

The chief financial officer shall (i) have charge of and be responsible for all moneys and securities of the corporation, (ii) receive and give receipts for moneys due and payable to the corporation from any source, (iii) deposit all moneys of the corporation in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by or at the direction of the board of directors or the chief executive officer, (iv) keep or cause to be kept regular books of account for the corporation, (v) generally have all powers and authorities and perform all duties incident to the office of chief financial officer, and (vi) have such other powers and authorities and perform such other duties as the chief executive officer, the president, or the board of directors may assign to him or her from time to time. Unless the board of directors or the chief executive officer designates another person to hold the office of treasurer of the corporation, the chief financial officer also shall be the treasurer of the corporation.

5.11 ASSISTANT AND OTHER OFFICERS

Each of the board of directors and the chief executive officer may appoint assistant and other officers at any time. Except as otherwise provided in these by-laws, such assistant and other appointed officers shall hold office for such period of time, have such powers and authorities, and perform such duties as the board of directors or the chief executive officer may determine from time to time. An assistant or other appointed officer may resign his or her appointment at any time, and either the board of directors or the chief executive officer may terminate the appointment of an assistant or other appointed officer at any time. Assistant or other appointed officers shall not become executive officers of the corporation as a result of such appointment.

5.12 DESIGNATED SENIOR VICE PRESIDENTS AND VICE PRESIDENTS

The chief executive officer in his or her discretion from time to time may designate one or more persons as a “senior vice president” or a “vice president” of the corporation and may remove such designation at any time, but such persons shall not become elected or executive officers of the corporation as a result of such designation. The duties and authorities of a person who has been designated as a “senior vice president” or a “vice president” of the corporation shall be specified by or at the direction of the chief executive officer or the president and shall not be enlarged as a result of such designation.

ARTICLE VI
INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against expenses (including but not limited to attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2 INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including but not limited to attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 EXPENSES

The corporation shall pay expenses (including but not limited to reasonable attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized by these by-laws and the General Corporation Law of the State of Delaware. Such expenses (including but not limited to attorneys’ fees) incurred by employees and agents of the corporation (other than directors and officers) may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

6.4 INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the General Corporation Law of the State of Delaware.

6.5 CONTINUATION AFTER TERMINATION OF POSITION

Any right to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who was but has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such person.

6.6 DEFINITIONS

For purposes of this Article VI, the definitions contained in subsections (h) and (i) of Section 145 of the General Corporation Law of the State of Delaware shall apply whenever the defined terms or phrases appear in this Article VI.

ARTICLE VII

STOCK CERTIFICATES

7.1 STOCK CERTIFICATES

The shares of the corporation shall be represented by certificates; provided, that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the chair of the board, the president, or a vice-president and by the chief financial officer, an assistant treasurer, the secretary, or an assistant secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if the person were such officer, transfer agent, or registrar at the date of issue.

7.2 SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

7.3 LOST CERTIFICATES

All certificates for shares of stock surrendered to the corporation for transfer shall be cancelled, and no new certificates for shares of stock shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. However, the corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it alleged to have been lost, stolen, or destroyed; and the corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4 TRANSFER OF SHARES

Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to effect such transfer, or by his or her attorney thereunto duly authorized by power-of-attorney duly executed and filed with the secretary or with a transfer agent appointed pursuant to these by-laws, and only upon the surrender for cancellation of the certificate or certificates for such shares of stock properly endorsed and the payment of all applicable transfer taxes. Except as otherwise provided in these by-laws or by the General Corporation Law of the State of Delaware, the person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner of such shares of stock for all purposes. The board of directors from time to time may make such additional rules and regulations, consistent with these by-laws and the General Corporation Law of the State of Delaware, as it may deem expedient concerning the issue, transfer, and registration of the shares of the corporation. The board of directors from time to time may appoint one or more transfer agents and one or more registrars for any class of stock of the corporation.

ARTICLE VIII
FORUM SELECTION

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for internal corporate claims involving the corporation including, but not limited to:  (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for a violation or breach of a fiduciary or other duty owed by any current or former director, officer, employee or agent of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or the by-laws of the corporation, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE IX
AMENDMENTS

Except as otherwise provided in the certificate of incorporation of the corporation, the board of directors shall have the power from time to time to adopt, amend, or repeal any or all of the by-laws of the corporation.